UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Titan Pharmaceuticals, Inc.

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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 1, 2017
To the Stockholders of Titan Pharmaceuticals, Inc.:
The annual meeting of stockholders of Titan Pharmaceuticals, Inc. (“our company, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, August 1, 2017 at 9:00 a.m. local time for the following purposes:
•
to elect a board of seven directors;

•
to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•
to consider a non-binding advisory vote on executive compensation; and

•
to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on June 23, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you can vote electronically or please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.
Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These materials are also available on our website: www.titanpharm.com.
By Order of the Board of Directors,
Marc Rubin, M.D.
Executive Chairman of the Board
June 26, 2017

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (“Board”) for use at our annual meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, August 1, 2017 at 9:00 a.m. local time, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
We mailed these proxy materials on or about June 26, 2017 to our stockholders of record and beneficial owners as of June 23, 2017.
Annual Report on Form 10-K
Our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC (the “2016 10-K”) is accessible free of charge on our website at www.titanpharm.com. It contains audited financial statements covering our fiscal years ended December 31, 2016 and 2015. You can request a copy of the 2016 10-K free of charge by calling 1-650-989-2268 or sending an e-mail to bcrowley@titanpharm.com. Please include your contact information with the request. The 2016 10-K, without exhibits, accompanies this proxy statement.
GENERAL INFORMATION ABOUT VOTING
Record Date
Only the holders of record of our common stock at the close of business on the record date, June 23, 2017 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 21,203,744 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the Record Date.
Quorum
Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the annual meeting will constitute a quorum for purposes of voting on a particular matter at the annual meeting. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.
Voting
When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:
1)
FOR the election of the seven director nominees identified therein;

2)
FOR ratification of the appointment of OUM & Co. LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3)
FOR approval, on an advisory basis, of the compensation paid to our named executive officers; and

4)
in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval
Assuming the presence of a quorum at the annual meeting:
•
The election of directors will be determined by a plurality of the votes cast. This means that the seven nominees receiving the highest number of  “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•
The ratification of the appointment of OUM & Co. LLP and the advisory approval of our executive compensation require the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on these proposals.

Broker Non-Votes
A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.
If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors or the advisory resolution regarding say-on-pay without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.
We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the annual meeting.
Revocability of Proxies
You may revoke any proxy given in response to this solicitation by notifying the Company in writing at the above address, attention: Corporate Secretary by 5 p.m. on July 31, 2017, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

CORPORATE GOVERNANCE
Independence of Directors
The following members of our Board meet the independence requirements and standards currently established by the NASDAQ Stock Market (“Nasdaq”): Joseph A. Akers, Rajinder Kumar, M. David MacFarlane, James R. McNab, Jr. and Scott A. Smith.
Board Committees
Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or governance committee.
The audit committee was formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and currently consists of Joseph A. Akers (chair), M. David MacFarlane and James R. McNab, Jr., each of whom meets the independence requirements and standards currently established by the Nasdaq and the SEC. In addition, the Board has determined that Mr. Akers is an “audit committee financial experts” and “independent” as defined under the relevant rules of the SEC and Nasdaq. The audit committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. During the fiscal year ended December 31, 2016, the audit committee met four times.
The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our Principal Executive Officer, and employees and administers our stock option plans. The compensation committee currently consists of Scott A. Smith (chair), Joseph A. Akers and M. David MacFarlane, each of whom meets the independence requirements and standards currently established by Nasdaq. The compensation committee met one time as a separate committee and took action by written consent two times during the fiscal year ended December 31, 2016.
The purpose of the governance committee is to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. The governance committee currently consists of James R. McNab, Jr. (chair), M. David MacFarlane and Rajinder Kumar, each of whom meets the independence requirements and standards currently established by the Nasdaq. The governance committee did not meet as a separate committee, but took action by written consent one time during the fiscal year ended December 31, 2016.
The charters for the audit, compensation and governance committees, which have been adopted by our Board, contain detailed descriptions of the committees’ duties and responsibilities and are available in the About Titan section of our website at www.titanpharm.com.
Board Leadership Structure
Currently, our principal executive officer and chairman of the Board positions are held separately by Sunil Bhonsle and Marc Rubin, respectively.
Role of the Board in Risk Oversight
Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.
Board Meetings
Our business affairs are managed under the direction of our Board, which is currently composed of seven members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. During the fiscal year ended December 31, 2016, the Board met six times and no incumbent director attended fewer than 75% of the meetings of the Board and board committees of which the director was a member.
Code of Ethics
We adopted a Code of Business Conduct and Ethics (the “Code”) in February 2013 that applies to all directors, officers and employees. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and is available on our website at www.titanpharm.com as part of that report. A copy of the Code will also be provided to any person without charge, upon written request sent to us at our offices located at 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080.
Communications with the Board
Stockholders can mail communications to the Board, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080, who will forward the correspondence to each addressee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 21,203,744 shares of common stock issued and outstanding.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Joseph A. Akers	39,819(3)	*
Sunil Bhonsle	635,571(4)	2.9%
Rajinder Kumar, Ph.D.	2,917(5)	*
M. David MacFarlane, Ph.D.	75,011(6)	*
James R. McNab, Jr.	126,819(7)	*
Marc Rubin, M.D.	701,628(8)	3.2%
Scott A. Smith	2,917(9)	*
Robert E. Mead	1,405,000(10)	6.6%
All executive officers and directors as a group (7 persons)	1,584,682	7.1%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)
Includes 26,819 shares issuable upon exercise of outstanding options.

(4)
Includes (i) 445,309 shares issuable upon exercise of outstanding options and (ii) 54,684 shares held in a family trust for which he serves as trustee.

(5)
Includes 2,917 shares issuable upon exercise of outstanding options.

(6)
Includes 52,736 shares issuable upon exercise of outstanding options.

(7)
Includes 26,819 shares issuable upon exercise of outstanding options.

(8)
Includes 545,311 shares issuable upon exercise of outstanding options.

(9)
Includes 2,917 shares issuable upon exercise of outstanding options.

(10)
Derived from a Schedule 13G filed by Mr. Mead. The address of Mr. Mead’s principal business office is 3653 Maplewood Ave., Dallas, TX 75205.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Rajinder Kumar, M. David MacFarlane, James R. McNab, Jr. and Scott A. Smith unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.
Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the eight nominees.
Marc Rubin, M.D. served as our President and Chief Executive from October 2007 until December 2008 and was re-engaged as our Executive Chairman in May 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the Company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of increasing responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College. Dr. Rubin currently serves on the board of directors of Curis Inc. and Galectin Therapeutics. Based on Dr. Rubin’s position as our Executive Chairman, his extensive senior management experience and service on boards of directors in the biotechnology and pharmaceutical industries and his medical background, our Board believes that Dr. Rubin has the appropriate set of skills to serve as a member of the Board.
Sunil Bhonsle served as our Executive Vice President and Chief Operating Officer from September 1995 until December 2008 and was re-engaged as our President in May 2009. Mr. Bhonsle was appointed as our Chief Executive Officer in November 2015. Mr. Bhonsle served in various positions, including Vice President and General Manager — Plasma Supply and Manager — Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology. Based on Mr. Bhonsle’s position as our principal executive officer and his substantial experience in the pharmaceutical industry, particularly in the areas of clinical development and manufacturing, our Board believes that Mr. Bhonsle has the appropriate set of skills to serve as a member of the Board.
Joseph A. Akers was employed in various capacities by Bayer Corporation, Bayer Healthcare and certain related entities, including as president of the Hematology/Cardiology Business Unit from 2004 to 2007, president and chief executive officer of Bayer Business and Corporate Services from July 2002 through 2003 and executive vice president and chief administrative and financial officer from 1999 to July 2002. Mr. Akers received a B.S. in marketing and an M.B.A. in finance from the University of California at Berkeley. Based on Mr. Akers’ extensive management experience in the pharmaceutical industry, particularly in the areas of administration and finance, our Board believes that Mr. Akers has the appropriate set of skills to serve as a member of the Board.
Rajinder Kumar, Ph.D. has served as the Chairman and Chief Executive Officer of MeRaD Pharmaceutical Ltd. in Cambridge U.K. since May 2009. He has also served as President and Chief Medical Officer of Vitas Pharma in Hyderabad, India since he founded such company in 2010. For the decade prior to joining MeRaD, he served in various executive capacities with Dr. Reddy’s Labs, Ranbaxy Laboratories Limited, Synaptic Pharmaceutical LLP and Glaxo SmithKline Beecham. Dr. Kumar is a

member of scientific advisory boards in neuroscience, anti-infectives and metabolic disorders He received a B.S. in Human Biology from the University of London, a Masters in Ethology from the University of Birmingham, a MBChB in Medicine from the University of Dundee and an advanced diploma in Psychological Medicine from The Royal College of Surgeons and Physicians in Ireland. Based on Dr. Kumar’s management experience in the pharmaceutical industry, our Board believes that Dr. Kumar has the appropriate set of skills to serve as a member of the Board.
M. David MacFarlane, Ph.D. served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. from 1989 until his retirement in August 1999. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs. Based on Dr. MacFarlane’s management experience in the pharmaceutical industry, particularly in the area of clinical and regulatory affairs, our Board believes that Dr. MacFarlane has the appropriate set of skills to serve as a member of the Board.
James R. McNab, Jr. has served since 1998 as chief executive officer and chairman of Palmetto Pharmaceuticals, Inc., a privately-held drug discovery company he founded. Since 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company, and as chief executive officer of JT Pharmaceuticals, Inc., a privately-held drug discovery company. Mr. McNab has co-founded several privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. He received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. Based on Mr. McNab’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. McNab has the appropriate set of skills to serve as a member of the Board.
Scott A. Smith has served in various management capacities with Celgene Corporation since 2008, including as President, Inflammation and Immunology since August 2014. From 2003 to 2008, he served in various executive capacities with Biovail Pharmaceuticals, Inc. and prior thereto spent 16 years at Pharmacia & Upjohn Company. Mr. Smith holds a BSc in Chemistry and Biology and an HBSc in Pharmacology and Toxicology from the University of Western Ontario and a Masters in International Management from the American Graduate School of International Management in Arizona. Based on Mr. Smith’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. Smith has the appropriate set of skills to serve as a member of the Board.
As indicated above, each of our directors has extensive management and operational experience in one or more facets of the pharmaceutical industry, including research, product development, clinical and regulatory affairs, manufacturing and sales and marketing, providing our company with the leadership needed by a biotechnology company in all stages of its development.
Directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and are qualified.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION
The following table summarizes compensation that our non-employee directors earned during 2016 for services as members of our Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Akers(1)	$57,500	$—	$—	$—	$—	$—	$57,500
Victor J. Bauer(2)(7)	32,083	—	—	—	—	—	32,083
Eurelio M. Cavalier(3)	57,500	—	—	—	—	—	57,500
M. David MacFarlane(4)	52,083	—	—	—	—	—	52,083
James R. McNab, Jr.(5)	54,583	—	—	—	—	—	54,583
Ley S. Smith(6)(7)	32,083	—	—	—	—	—	32,083

(1)
The aggregate number of option awards held at December 31, 2016 was 16,819.

(2)
The aggregate number of option awards held at December 31, 2016 was 57,279.

(3)
The aggregate number of option awards held at December 31, 2016 was 48,192. Mr. Cavalier retired from the Board effective February 28, 2017.

(4)
The aggregate number of option awards held at December 31, 2016 was 42,736.

(5)
The aggregate number of option awards held at December 31, 2016 was 16,819.

(6)
The aggregate number of option awards held at December 31, 2016 was 48,192.

(7)
Dr. Bauer and Mr. Smith resigned from their board positions effective August 1, 2016.

EXECUTIVE COMPENSATION
Overview
During 2016, the compensation packages of Dr. Rubin, our Executive Chairman, and Sunil Bhonsle, our Chief Executive Officer and President continued to reflect our current level of operations and resources. The key objectives for 2016 were to support the review by the FDA of the Probuphine NDA, and if approved, support Braeburn in the commercial launch of the product. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the year ended December 31, 2016. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year; however, we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.
Compensation Program Objectives and Philosophy
Our Compensation Committee currently oversees the design and administration of our executive compensation program. It reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

The principal elements of our executive compensation program have historically been base salary, annual cash incentives, long-term equity incentives in the form of stock options or restricted stock awards, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites have consisted of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy has been to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance recognizing operational needs and limited financial resources during this period.
Base Salaries
During 2016, the base salary of our named executives was reflective of the availability of resources and level of continuing operations. Dr. Rubin received an annual salary of  $295,000 and Mr. Bhonsle received an annual salary of  $395,000.
As we continue to evaluate the strategic alternatives for us going forward and our related human resource requirements, our Compensation Committee will continue to review appropriate base salaries for our executive officers. In making its determination, the Compensation Committee will consider the time commitment necessary and the roles our executives will play in implementing our plans.
Long-term Equity Incentives
We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.
Historically, for our named executive officers, our stock option grants were of a size and term determined and approved by the compensation committee in consideration of the range of grants in the Radford Survey, generally falling within the 50 – 75% range outlined in the survey. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.
We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:
Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period
• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire
• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Change in Control	• Accelerated*	• *

*
The compensation committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

In February 2016, Dr. Rubin and Mr. Bhonsle were granted options to purchase 79,100 shares and 89,100 shares of common stock, respectively, which vest monthly over 24 months from the grant date.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee was, or has been at any time in the last 10 years, an officer or employee of Titan or any of our former subsidiaries. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of our company or another entity.
SUMMARY COMPENSATION TABLE
The following table shows information concerning the annual compensation for services provided to us by our Executive Chairman and our President and Principal Financial Officer for the periods set forth.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Marc Rubin, M.D. Executive Chairman	2016	$295,000	$73,000	$245,311	$—	$—	$613,311
	2015	210,000	—	473,719	—	—	683,719
	2014	210,000	—	—	66,000	—	276,000
Sunil Bhonsle Chief Executive Officer, President and Principal Financial Officer	2016	395,000	96,000	276,323	—	—	767,323
	2015	300,000	—	496,767	—	—	796,767
	2014	300,000	—	—	66,000	—	366,000

(1)
Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 12 of the Notes to Financial Statements in the 2016 10-K.

GRANTS OF PLAN-BASED AWARDS
The following table shows information concerning grants of plan based awards to named executive officers during the year ended December 31, 2016.
Name	Grant Date	Approval Date(1)	Number of Shares of Common Stock Underlying Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Marc Rubin, M.D.	2/02/2016	2/01/2016	79,100(3)	$—	$245,311
Sunil Bhonsle	2/02/2016	2/01/2016	89,100(3)	$—	$276,323

(1)
All grants were approved by the Compensation Committee on the dates indicated.

(2)
Valuation assumptions are found in Note 12 of the Notes to Financial Statements in the 2016 10-K.

(3)
These option grants vest monthly over 24 months from the grant date.

Employee Benefits Plans
The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.
2001 Stock Option Plan
In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan, or the 2001 NQ Plan, pursuant to which 318,182 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. The 2001 NQ Plan expired by its terms in August 2011. On December 31, 2016, options to purchase an aggregate of 204,375 shares of our common stock were outstanding under the 2001 NQ Plan.
2002 Stock Incentive Plan
In July 2002, we adopted the 2002 Stock Incentive Plan, or the 2002 Plan. Under the 2002 Plan, as amended, a total of approximately 1.3 million shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. The 2002 Plan expired by its terms in July 2012. On December 31, 2016, options to purchase an aggregate of 631,343 shares of our common stock were outstanding under the 2002 Plan.
2014 Incentive Plan
In February 2014, our Board adopted the 2014 Incentive Plan, or the 2014 Plan, pursuant to which 454,546 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On December 31, 2016, options to purchase 300,744 shares of our common stock were outstanding under the 2014 Plan. No additional awards under the 2014 Plan will be made.
2015 Omnibus Equity Incentive Plan
In June 2015, our Board adopted and in August 2015 our stockholders approved the 2015 Omnibus Equity Incentive Plan, or the 2015 Plan. The 2015 Plan, as amended in August 2016, authorized a total of 2.5 million shares of our common stock for issuance to employees, directors, officers, consultants and advisors. On December 31, 2016, options to purchase 618,000 shares of our common stock were outstanding under the 2015 Plan.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2016.
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Marc Rubin, M.D.	79,546	—	$13.20	10/01/2017
	1,364	—	8.36	5/30/2018
	18,182	—	4.34	5/17/2019
	2,729	—	4.34	5/17/2019
	51,818	—	4.34	5/17/2019
	111,819	—	4.34	5/17/2019
	27,273	—	7.70	4/15/2021
	45,455	—	6.32	1/3/2022
	36,364	—	3.30	3/16/2025
	45,450	45,450(1)	5.10	12/14/2025
	32,958	46,142(1)	5.10	02/02/2026

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Sunil Bhonsle	13,939	—	17.21	1/3/2017
	909	—	8.36	5/30/2018
	18,182	—	4.34	5/17/2019
	1,819	—	4.34	5/17/2019
	70,910	—	4.34	5/17/2019
	56,364	—	4.34	5/17/2019
	36,364	—	7.70	4/15/2021
	54,546	—	6.32	1/3/2022
	43,637	—	3.30	3/16/2025
	45,450	45,450(1)	5.10	12/14/2025
	37,125	51,975(1)	5.10	2/02/2026

(1)
These option grants were 50% vested on the grant date with the balance vesting on the first anniversary of the grant date.

There were no option exercises by our named executive officers during 2016.
Pension Benefits
We do not sponsor any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of  “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin and Mr. Bhonsle participated.
Employment Agreements
In September 2016, we entered into employment agreements with Dr. Rubin and Mr. Bhonsle providing for base annual salaries of  $295,000 and 395,000, respectively. The employment agreements contain the following terms:
•
Bonuses.   The executive may, at the sole discretion of the board of directors or the compensation committee, be considered for an annual bonus of up to 50% of his then base salary, payable in cash or awards under the Company’s equity incentive plan.

•
Term; Termination.   The Employment Agreements have a two-year term but may be terminated by the Company for any reason at any time. In the event of termination by the Company without cause or by the executive for good reason not in connection with a change of control, as those terms are defined in such agreements, the executive is entitled to (i) severance for the greater of 12 months or the balance of the term, (ii) a pro rata portion of any annual bonus, (iii) 12 months of COBRA payments, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options. In the event such a termination is within 30 days prior to or six months following a change of control, the executive is entitled to an additional six months of COBRA payments.

•
Restrictive Covenants.   The Employment Agreements contain one-year post-termination noncompetition and non-solicitation provisions.

•
Clawback.   The Employment Agreements contain a two-year post-termination clawback of benefits provision in the event of a restatement of financial results upon which such benefits were based.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The audit committee has selected OUM & Co. LLP (“OUM”) to serve as our independent accountants for the year ending December 31, 2017. A representative of OUM is expected to be present by teleconference at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.
Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders and, accordingly, the vote will not be binding on our Board or our company. However, if stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of OUM.
Aggregate fees billed by OUM during the fiscal years ended December 31, 2016 and 2015 were as follows:
	2016	2015
Audit Fees	$164,688	$149,091
Audit-Related Fees	41,037	—
Tax Fees	26,000	32,425
All Other Fees	—	—
Total	$231,725	$181,516
Audit Fees — This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.
Audit-Related Fees — This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.
Tax Fees — This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.
All Other Fees — During the years ended December 31, 2016 and 2015, OUM did not incur any fees for other professional services.
The audit committee reviewed and approved all audit and non-audit services provided by OUM and concluded that these services were compatible with maintaining its independence. The audit committee approved the provision of all non-audit services by OUM. Of the total number of hours expended during OUM’s engagement to audit our financial statements for the year ended December 31, 2016, none of the hours were attributed to work performed by persons other than permanent, full-time employees of OUM.
Pre-Approval Policies and Procedures
In accordance with the SEC’s auditor independence rules, the audit committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.
Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the audit committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The audit committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the audit committee on a case-by-case basis.
Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.
The audit committee will not grant approval for:
•
any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;

•
provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the audit committee on a case-by-case basis where such services are to be paid for by us, and the audit committee will be informed of any services to be provided to such individuals that are not to be paid for by us.
In determining whether to grant pre-approval of any non-audit services in the “all other” category, the audit committee will consider all relevant facts and circumstances, including the following four basic guidelines:
•
whether the service creates a mutual or conflicting interest between the auditor and us;

•
whether the service places the auditor in the position of auditing his or her own work;

•
whether the service results in the auditor acting as management or an employee of our company; and

•
whether the service places the auditor in a position of being an advocate for our company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUM & CO. LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. In Proposal No. 7 to this proxy statement, we are also asking stockholders in a non-binding advisory proposal to vote on the frequency of the say-on-pay proposal.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 8 for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.
It is the philosophy of the Board to align the interests of our executive officers and stockholders by integrating the executives’ compensation opportunities with our long-term corporate strategic and financial objectives. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other early stage biotechnology companies, particularly those of similar size and those in our geographic areas. Our compensation committee sets overall compensation at a level it believes to be fair, based upon an analysis of the individual executive’s experience and past and potential contributions to us.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
Although this say-on-pay advisory vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will review the results of this vote and consider such results when making future decisions related to executive compensation.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There were no related party transactions in 2016 and, as of the date of this proxy statement, none have been undertaken in 2017.
Our Board is charged with reviewing and approving all potential related party transactions and, in accordance with its charter, the audit committee reviews and provides oversight of related-person transactions, as required by stock exchange rules and regulations.
SECTION 16(a) REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2016.
GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.
We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our company at following address: 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
STOCKHOLDER PROPOSALS
The annual meeting of stockholders for the fiscal year ending December 31, 2017 is expected to be held in August 2018. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than April 30, 2018. As to any proposal submitted for presentation at the 2018 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2018 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before May 14, 2018.
By Order of the Board of Directors,
/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors
Dated: June 26, 2017

Annex A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.
TO BE HELD ON AUGUST 1, 2017
Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the 2016 annual meeting of stockholders and any adjournment thereof.
Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3.
The board of directors recommends a vote FOR Proposals 1, 2 and 3.
1.
ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Rajinder Kumar, M. David MacFarlane, James R. McNab, Jr., Scott A. Smith
INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.
RATIFICATION OF OUM & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
APPROVAL OF OUR EXECUTIVE COMPENSATION

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.
Date: __________, 2017	Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.